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                                                                   EXHIBIT 10.17

                       NETSCAPE COMMUNICATIONS CORPORATION
                                       AND
                               ORACLE CORPORATION
                              OEM LICENSE AGREEMENT

                               No.________________

This OEM License Agreement ("Agreement") is entered into by and between Oracle Corporation, a company organized under the laws of Delaware, with principal offices at 500 Oracle Parkway, Redwood Shores, CA 94065 ("Oracle"), and the Netscape entity identified below as a signatory to the Agreement ("Netscape"), effective as of the date of execution by Netscape ("Effective Date").

WHEREAS, Oracle markets and distributes computer software products.

WHEREAS, Netscape has proprietary or remarketing rights to certain computer software products.

WHEREAS, Netscape wishes to grant to Oracle and Oracle desires to obtain certain license rights to such computer software products more particularly described below in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties.

1.    Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

1.1. "Exhibit(s)" means the Exhibits to this Agreement which are attached hereto and incorporated herein:

      1.1.1 Exhibit A (Description of Netscape Products) which sets forth a description of each Netscape Product licensed hereunder.

      1.1.2 Exhibit B (Pricing, Payment Schedules and Deliverables) which sets forth pricing for Oracle, payment schedules, and specific items to be delivered to Oracle.

      1.1.3 Exhibit C (Netscape's End User License Agreement) which sets forth Netscape's terms and conditions of licensing applicable to an end user customer.

      1.1.4 Exhibit D (OEM Maintenance and Support) which sets forth Netscape's and Oracle's maintenance and support obligations.

      1.1.5 Exhibit E-1 (Oracle Preferred Product(s)) which sets forth a description of Oracle Products which may be bundled with the Netscape Preferred Product in accordance with Section 3.1. Exhibit E-2 (Oracle Non-Preferred Product(s)) which sets forth a description of Oracle Products which may be bundled with the Netscape Products.

      1.1.6 Exhibit F (Netscape Trademark Usage Guidelines)

      1.1.7 Exhibit G (Third Party Code)


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      1.1.8 Exhibit H (Oracle Subsidiaries)

1.2 "Derivative Work(s)" means a revision, modification, translation, abridgment, condensation or expansion of a Netscape Product or Documentation or any form in which a Netscape Product or Documentation may be recast, transformed, or adapted, which, if prepared without the consent of Netscape, would be a copyright infringement.

1.3 "Distributor" means any third party appointed by Oracle or Subsidiaries pursuant to this Agreement to distribute the Netscape Products to End Users in accordance with the terms hereof. For the purposes of this Agreement, where applicable, "Distributors" shall be deemed to include "Subsidiaries."

1.4 "Documentation" means those software user manuals, reference manuals and installation guides, or portions thereof, which are distributed in conjunction with the Netscape Products set forth in Exhibit A.

1.5 "End User" means any third party licensed by Oracle or a Distributor to use, but not to further distribute, the Netscape Products except that if such third party is a corporation or other entity, then, for the purpose of license fee accrual, "End User" means each individual within such corporation or entity licensed by Oracle pursuant to this Agreement to use, but not to further distribute, the Netscape Product.

1.6 "Major and Minor Updates" mean updates, if any, to the Netscape Products. Major Updates involve additions of substantial functionality while Minor Updates do not. Major Updates are designated by a change in the number to the left of the decimal point of the number appearing after the product name while Minor Updates are designated by a change in such number to the right of the decimal point. Netscape is the sole determiner of the availability and designation of an update as a Major or Minor Update. Major Updates exclude software releases which are reasonably designated by Netscape as new products. Where used herein "Updates" shall mean Major Updates or Minor Updates interchangeably.

1.7 "Netscape Preferred Product" means Netscape Navigator 3.0 or subsequent versions and Navio client products upon their production release/FCS (First Customer Ship).

1.8 "Netscape Product(s)" means the executable version (but not the source code version) of the computer software products listed or described in Exhibit A as Netscape may update and provide hereunder from time to time.

1.9 "Subsidiaries" means Network Computer Inc. and Oracle's wholly-owned or majority-owned subsidiaries (which are not Competitors of Netscape) as listed on Exhibit H, attached hereto, to be updated in writing by Oracle from time to time. For the purposes of this Agreement, "Competitors" shall mean Microsoft, Spyglass and such other companies as mutually agreed to by the parties. All payments or reports to Netscape under this Agreement shall be made or submitted by Oracle. Oracle shall be responsible for any breach of the terms of this Agreement by Subsidiaries.

1.10 "Program Errors" means one or more reproducible deviations in the Netscape Products from the applicable specifications shown in the Documentation.

1.11 "Oracle Product(s)" means Oracle's or Subsidiaries' computer products developed and marketed by Oracle and/or Subsidiaries, as described in Exhibits E-1 and E-2, with which the Netscape Products are distributed under this Agreement.


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2.    Grant Of Licenses and Rights

2.1.  Licenses

      2.1.1 License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Oracle hereby accepts, a nonexclusive and nontransferable worldwide right and license to (i) reproduce, without change, the Netscape Products (in executable form only) on any tangible media with a right to sublicense this right to reproduce to Subsidiaries and/or Distributors and (ii) distribute by sublicense such Netscape Product copies to Subsidiaries and/or Distributors and/or End Users only in conjunction with an Oracle Product. Oracle is expressly prohibited from any marketing and/or distribution of Netscape Products unless each copy is bundled with an Oracle Product. Oracle may grant Distributors the rights under this Subsection 2.1.1 to other Distributors regardless of tier and Oracle and all Distributors shall have the right to distribute the Netscape Products to End Users. Oracle may grant End Users the right to copy the Netscape Product bundled with any Oracle Product except for the Oracle Network Computer so long as such End User also receives the right to copy for the Oracle Product. Each copy of the Netscape Product (i) distributed hereunder to an End User or (ii) which an End User with a right to copy has the right to make hereunder shall be deemed a "shipment" of an Oracle Product with the Netscape Product under Section 4.1.1. In addition, Netscape grants Oracle a royalty free license to use 100 copies of Netscape Navigator LAN (object code) solely for internet development purposes and not for redistribution. At Oracle's written request for electronic distribution rights under this Agreement, Netscape agrees not to unreasonably withhold permission therefor.

      2.1.2 License Restrictions. Subject to Sections 14.11 and 14.12, Oracle agrees not to copy (except as expressly permitted herein), modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code for the executable code of the Netscape Products or to create any Derivative Works based upon the Netscape Products or Documentation, and agrees not to permit or authorize anyone else to do so; provided, however, that if Oracle's address set forth above is located within a Member State of the European Union, then such activities shall be permitted solely to the extent, if any, permitted by Article 6 of the Council Directive of 14 May 1991 on the legal protection of computer programs, and implementing legislation thereunder.

      2.1.3 Documentation License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Oracle hereby accepts a nonexclusive and nontransferable worldwide right and license, in accordance with Subsection 2.1.1 above, to use and reproduce the Documentation, and to distribute the Documentation solely in conjunction with the Netscape Products. Such distribution may be to Distributors and End Users.

      2.1.4 Licenses Dependent on Bundling. The licenses granted in Section
            2.1.1 are conditional upon bundling each Netscape Product as required therein. If Oracle fails to so bundle the Netscape Products, and licenses a Netscape Product on a "stand-alone" basis, the licenses shall be immediately revocable by Netscape in addition to any other remedies Netscape may have.

      2.1.5 Third Party License. If all or any part of the Netscape Products or Updates delivered to Oracle has been licensed to Netscape by a third party software supplier then, notwithstanding anything to the contrary contained in this


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            Agreement, Oracle is granted a sublicense to the third party software subject to the same terms and conditions as those contained in the agreement between Netscape and such third party software supplier. In addition, Netscape reserves the right to substitute any third party software in the Netscape Products so long as the new third party software does not materially affect the functionality of the Netscape Products. Netscape represents that the current release of the Netscape Products contains no third party software which would require Oracle to agree to any terms and conditions in addition to those set forth in this Agreement.

      2.1.6 Trial Licenses for Evaluation. During the term of this Agreement, Oracle and/or its Distributors and/or Subsidiaries may distribute, up to a maximum combined total of fifty (50) licenses pursuant to Sections 2.1.1 and 2.1.3 solely for purposes of evaluation at no license fee ("Trial Licenses"). Each Trial License shall not exceed a period of sixty (60) consecutive days per customer from the date of delivery of the Netscape Product to such customer. A customer may be a prospective End User or Distributor. Oracle shall pay Netscape the applicable license fees for any Trial Licenses in excess of sixty (60) days. Each such Trial License shall be sublicensed under an End User License Agreement which provides for such trial use.

2.2   Export

      Oracle shall and shall require its Distributors to comply fully with all then current applicable laws, rules and regulations relating to the export of technical data, including, but not limited to any regulations of the United States Office of Export Administration and other applicable governmental agencies and Oracle acknowledges that by virtue of certain security technology embedded in the Netscape Products, that export of such software may not be legal. Oracle shall and shall require its Distributors to conspicuously mark all packaging containing the Netscape Products identified by Netscape as not for export with a "Not For Export" notice. Netscape agrees to cooperate in providing information requested by Oracle as necessary to obtain any required licenses and approvals. When distributing the Netscape Products and Documentation in countries where an enforceable copyright law covering the same does not exist, Oracle or its Distributors shall obtain a written agreement signed by the customer prohibiting the customer from making unauthorized copies of the same.

      Oracle warrants that neither it nor its Distributors will grant sublicenses in or ship any Netscape Products to a country until it (or the Distributor) has completed all necessary government formalities in such country and upon reasonable request by Netscape, Oracle (or its Distributor) provides evidence of completion of such formalities to Netscape. Oracle will indemnify Netscape for any losses, costs, liability, and damages incurred by Netscape as a result of a failure by Oracle or its Distributors to comply with the necessary government requirements in any country. The obligations under this Section shall survive the expiration or termination of this Agreement. Upon Netscape's reasonable request, Oracle shall make records available to Netscape to allow Netscape to confirm Oracle's compliance with this Section.

      To the extent that Netscape discontinues licensing the Netscape Products in certain countries and denies other resellers the right to sublicense in such countries, Netscape may from time to time deny Oracle the right to sublicense in such certain countries in order to protect Netscape's interests if, in the reasonable opinion of Netscape's counsel, such countries (i) do not provide adequate protection for Netscape's proprietary rights through copyright, trade secret, patent, or other laws; or (ii) have laws or regulations or the government has committed acts which in the opinion of Netscape's counsel, are injurious to Netscape's interests in the Netscape Products.


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3.    Marketing and Distribution

3.1   Nonexclusivity of Arrangement

      In consideration for the promises contained herein, beginning on the Effective Date of this Agreement until the Renewal Date, Oracle agrees that with respect to Oracle Preferred Products, Netscape Product (Exhibits A and B) shall be the preferred software to be bundled with the Oracle Preferred Products in cases where such third party non-Oracle software is bundled. For purposes of this Agreement, the term "preferred" means that the only third party non-Oracle software primarily designed for viewing HTML documents over standard Internet protocols that Oracle shall bundle with the Oracle Preferred Products shall be Netscape Product (Exhibits A and B); provided, however, that if an End User specifically requests that a third party product with Internet browser functionality be provided with any Oracle Preferred Product, Oracle may provide such third party product with the Oracle Preferred Product solely for such End-User. In addition, subject to the applicable terms and conditions of this Agreement, Oracle shall have the right at its sole discretion to bundle Netscape Products (Exhibits A and B) on a non-preferred basis with the Oracle Non-Preferred Products.

      For the time period set forth above, Oracle agrees to make commercially reasonable efforts to treat Netscape Product at least as favorably as it treats any other third party products distributed with Oracle Preferred Products that are competitive with the Netscape Product. Specifically, such third party product will not be shipped by default under the or with the Oracle Preferred Products.

3.2   Public Announcements and Promotional Materials

      Netscape and Oracle shall cooperate with each other so that each party may issue a press release concerning this Agreement on a mutually agreed upon release date, provided that each party must approve, in writing, such press release prior to its release. Netscape shall cooperate with Oracle in its development of the initial marketing and sales materials used to promote the distribution of the Netscape Products.

3.3   Terms Relating to Distribution

      3.3.1 General Restrictions on Distribution

            Oracle agrees to comply with and shall require its Distributors to comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Netscape Product to a governmental agency, and ensure the inclusion of the appropriate "U.S. Government End Users" notices required by the U.S. Government agencies or other applicable agencies.

      3.3.2 Distributor License Agreement

            Oracle shall procure from each Distributor an executed copy of a distribution license ("Distributor License Agreement") sufficient to ensure that such Distributors are required to comply with the relevant terms of this Agreement.

      3.3.3 End User License Agreements

            Oracle and its Distributors shall distribute the Netscape Products to End Users only under the terms of, and shall ensure that the Netscape Products are subject to, applicable end user license agreements with terms at least as restrictive as


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            those set forth in the end user license agreement attached hereto as
            Exhibit C ("End User License Agreement").

      3.3.4 Third Party Requirements. In the event that Netscape is required by a third party software supplier to cease and to cause its licensees to cease reproduction and distribution of a particular revision of the Netscape Products, Oracle agrees to comply herewith provided Netscape provides Oracle with thirty (30) days prior written notice and further provided Netscape replaces such affected Netscape Product with a functionally equivalent Netscape Product as soon as commercially practicable, before Oracle is required to cease reproduction and distribution of such third party software.

3.4   Enforcement of Sublicense Agreements

      Oracle and its Distributors shall use commercially reasonable efforts to enforce each Distributor License Agreement and End User License Agreement, whichever may be relevant, with at least the same degree of diligence used in enforcing similar agreements governing others, which in any event shall be that sufficient to adequately enforce such agreements. Oracle shall use commercially reasonable efforts to protect Netscape's copyright, shall notify Netscape of any breach of a material obligation under a Distributor License Agreement or an End User License Agreement affecting Netscape Products, and will cooperate with Netscape in any legal action to prevent or stop unauthorized use, reproduction or distribution of Netscape Products.

4.    Fees and Payment

4.1   Prepaid License Fees

      4.1.1 Oracle shall pay to Netscape the non-refundable prepaid license fees ("Prepaid License Fees") specified in Exhibit B hereto. Upon exhaustion of the Prepaid License Fees, Oracle shall pay to Netscape the license fee specified in Exhibit B for each license granted by Oracle and/or Distributors to End Users in connection with the distribution of all or any portion of a Netscape Product or Update. Subject to the terms of this Agreement, the Prepaid License Fees shall be credited against the license fees accruing under this Agreement during the Initial Term of the Agreement. License fees shall accrue for any license to a Netscape Product at the time revenue is recognized by Oracle for shipment of an Oracle Product with the Netscape Product. In the event that Oracle distributes (i) at no charge Oracle Products containing the Netscape Product or (ii) Oracle Products containing the Netscape Product which Oracle does not intend to recognize revenue on at time of shipment, license fee hereunder shall still accrue at the time of shipment.

      4.1.2 Service Fees. Oracle shall pay to Netscape the service fees set forth in Exhibit B for maintenance and support services described in Exhibit D hereto.

4.2   Payment and Taxes

      4.2.1 Payments. All payments shall be made in United States dollars, at Netscape's option, (i) at Netscape's address as indicated in this Agreement or at such other address as Netscape may from time to time indicate by proper notice hereunder or (ii) by wire transfer to a bank and account number designated by Netscape. Payments, if any, shall accompany the applicable quarterly report under Section 4.3.


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      4.2.2 Taxes. All prices are in U.S. Dollars and are exclusive of any applicable taxes. Oracle shall pay, indemnify and hold Netscape harmless from all import duties, customs fees, levies or imposts, and all sales, use, value added or other taxes of any nature, other than taxes on Netscape's net income, including penalties and interest, and all government permit or license fees assessed upon or with respect to any products sold or licensed to Oracle and any services rendered to Oracle (except to the extent Oracle provides Netscape with a valid tax exemption certificate). If any applicable law requires Oracle to withhold amounts from any payments to Netscape hereunder, Oracle shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts.

4.3   Quarterly Reports

      To the extent permitted and consistent with Oracle's standard business practices, Oracle and its Distributors shall maintain accurate records of distribution to Distributors and/or End Users pursuant to Section 2.1.1 (ii) by Country and Zip Code/Country Code, description of Netscape Product and quantity, and any further information as Netscape may from time to time reasonably request. Oracle shall report to Netscape within forty-five (45) calendar days after the end of each Oracle fiscal quarter, the type, if applicable, and number of licenses granted for the Netscape Products during such prior quarter by Oracle to Distributors and End Users including zip/postal code and/or country therefor. Oracle shall require its Distributors and each Distributor shall require its Distributors to report this information to Oracle on a quarterly basis and Oracle will include it in the report for the quarter in which Oracle received the information. For the purposes of this Agreement, "Oracle fiscal quarter" commences on the first day of June, September, December and March of each year during the term of this Agreement.

4.4   Audit of Records

      4.4.1 Oracle shall keep and maintain full, true, and accurate records containing all data reasonably required for verification of amounts to be paid, and the quantity of Netscape Products distributed. Netscape shall have the right, no more than once every year during normal business hours upon at least thirty (30) days prior notice, to audit and analyze, by a nationally recognized independent public accounting firm, the relevant records of Oracle to verify compliance with the provisions of this Agreement. The audit shall be conducted at Netscape's expense unless the results of such audit establish that inaccuracies have resulted in underpayment to Netscape of more than five percent (5%) of the amount actually due, in which case Oracle shall pay all amounts due and bear the expenses of the audit. Results of such audit will be held confidential.

      4.4.2 Upon Netscape's request that Oracle perform an audit of any first tier Distributor's books and records with respect to distribution of the Netscape Products, Oracle shall promptly perform such audit at its own cost, or provide Netscape with written notice of its election not to audit such Distributor and permit Netscape, at Netscape's cost and with reasonable assistance from Oracle, to audit such Distributor. Netscape shall be responsible for the reasonable expenses associated with such audit unless the results of such audit establish that inaccuracies have resulted in underpayment to Netscape of more than five percent (5%) of the amount actually due, in which case Oracle shall pay all amounts due and bear the expenses of the audit. Results of such audit will be held confidential.


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      4.4.3 Upon Netscape's request that Oracle perform an audit of any End
            User's books and records with respect to reproduction and use of the Netscape Products, Oracle shall promptly perform such audit at its own cost, or provide Netscape with written notice of its election not to audit such End User and permit Netscape, at Netscape's cost and with reasonable assistance from Oracle, to audit such End User. Netscape shall be responsible for the reasonable expenses associated with such audit unless the results of such audit establish that inaccuracies have resulted in underpayment to Netscape of more than five percent (5%) of the amount actually due, in which case Oracle shall pay all amounts due and bear the expenses of the audit. Results of such audit will be held confidential.

5.    Deliverables, Updates, and Technical Support

5.1   Deliverables

      Netscape shall provide Oracle with the deliverables indicated in Exhibit B ("Deliverables"). All deliveries under this Agreement shall be F.C.A. Netscape. "F.C.A." means Free Carrier Alongside and shall have the definition in INCOTERMS 1990.

5.2   Updates and Technical Support

      Netscape shall provide Oracle with Updates as they become available from Netscape at the pricing, terms and conditions specified in Exhibits B and D.

6.    Trademarks and Trade Names/License to Use

Whenever Oracle makes reference to the Netscape Products or the functionality of the Netscape Products provided within the Oracle Product, Oracle shall use, and is hereby granted a worldwide non-transferable, non-exclusive and restricted license to use (with no right to sublicense), "Netscape Navigator Included" and those Netscape trademarks and trade names relating to the applicable Netscape Products in any advertising, marketing, technical or other materials related to such Netscape Products which are distributed by Oracle or its Distributors in connection with this Agreement. Such use shall be in accordance with Netscape's then current trademark guidelines attached hereto as Exhibit F and to be provided and updated by Netscape from time to time. Oracle need not use Netscape's trademarks and trade names in any country in which their connotation is offensive and will consult with Netscape as to the foreign translation of Netscape trademarks and trade names so that Netscape can help ensure uniformity with their use by Netscape or third parties. Oracle shall dearly indicate Netscape's ownership of Netscape's trademarks or trade names. All such usage shall inure to Netscape's benefit. Oracle agrees not to register, and agrees to obtain the agreement of its Distributors not to register, any Netscape trademarks or trade names without Netscape's express prior written consent. Upon Netscape's request from time to time Oracle agrees to provide Netscape with copies of goods bearing Netscape's trademarks and trade names so that Netscape can verify that the quality of Oracle's use of such trademarks is comparable to that of Netscape's use thereof. Oracle shall suspend use of Netscape trademarks and trade names if such quality is reasonably deemed inferior by Netscape until Oracle has taken such steps as Netscape may reasonably require to solve the quality deficiencies. Netscape will update Oracle when trademark guidelines change.

7.    Proprietary Rights

7.1   Proprietary Rights


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      Title to and ownership of all copies of the Netscape Products and
Documentation whether in machine-readable or printed form, and including, without limitation, Derivative Works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Netscape or its suppliers. Oracle shall not take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of and rights with respect to the Netscape Products and Documentation. Oracle shall have only those rights in or to the Netscape Products and Documentation granted to it pursuant to this Agreement.

7.2   Proprietary Notices

      7.2.1 No Alteration of Notices. Oracle and its employees and agents shall not remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Netscape Products and Documentation delivered to Oracle by Netscape and shall use the same notices, legends, symbols, or labels in and on copies of Netscape Products and Documentation made pursuant to Section 2.1 as are contained in and on such Netscape Products and Documentation.

      7.2.2 Notice. Each portion of the Netscape Products and Documentation reproduced by Oracle shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Netscape hereunder. Oracle shall and shall require its Distributors ensure that all copies of the Netscape Products made pursuant to this Agreement conspicuously display a notice substantially in the following form:

                  Copyright (C) 1994 (or other appropriate year(s)), Netscape Communications Corporation. All Rights Reserved.

            If Oracle is unsure of the appropriate year(s), it shall consult Netscape to obtain the correct designation. Such notice shall be on labels on all media containing Netscape Products. If the copyright symbol "(C)" cannot technically be reproduced, Oracle shall use the word "Copyright" followed by the notation "(c)" in its place.

8.    Confidential Information and Disclosure

8.1   Confidential Information

      Each party agrees to maintain all Confidential Information in confidence to the same extent that it protects its own similar Confidential Information and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information marked "Confidential" or if disclosed verbally reduced to writing within thirty (30) days of disclosure and marked as "Confidential." Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitations disclosing Confidential Information only to its employees
(a) with a need to know to further permitted uses of such information and (b) who are parties to appropriate agreements sufficient to comply with this Section 8, and (c) who are informed of the nondisclosure/non-use obligations imposed by this Section 8 and both


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parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive for three (3) years following termination of this Agreement but shall not apply with respect to any Confidential Information which: (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; and (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

8.2   Confidentiality of Agreement

      Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, both parties agree not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

9.    Warranties

9.1.  Limited Warranty

      Subject to the limitations set forth in this Agreement, Netscape warrants only to Oracle that the Netscape Products when properly adapted, installed, and used will substantially conform to the specifications in the Documentation in effect when the Netscape Products are shipped to Oracle. Netscape's warranty and obligation shall extend for a period of ninety (90) days ("Warranty Period") from the date Netscape first delivers the Netscape Products to Oracle. All warranty claims not made in writing or not received by Netscape within the time period specified above shall be deemed waived. Netscape's warranty and obligation is solely for the benefit of Oracle, who has no authority to extend this warranty to any other person or entity. NETSCAPE MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED.

9.2   EXCLUSIVE WARRANTY

      THE EXPRESS WARRANTY SET FORTH IN SECTION 9.1 CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE NETSCAPE PRODUCTS. NETSCAPE MAKES NO OTHER REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE NETSCAPE PRODUCTS. NETSCAPE EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NETSCAPE DOES NOT WARRANT THAT THE NETSCAPE PRODUCTS ARE ERROR-FREE OR THAT OPERATION OF THE NETSCAPE PRODUCTS WILL BE SECURE OR UNINTERRUPTED AND HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THERE IS ALSO NO IMPLIED WARRANTY OF NON-INFRINGEMENT; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION 10. This subsection shall be enforceable to the extent allowed by applicable law.

9.3   Defects Not Covered by Warranties

      Netscape shall have no obligations under the warranty provisions set forth in Section 9.1 if any nonconformance is caused by: (a) Oracle's incorporation, attachment or otherwise engagement of any attachment, feature, program, or device to the Netscape Products, or any part thereof; or (b) accident; transportation; neglect or misuse; alteration, modification, or enhancement of the Netscape Products by Oracle; failure to provide a suitable installation environment; use of supplies or materials not meeting specifications; use of the Netscape Products for other than the specific purpose for which the Netscape Products are designed; use of the Netscape Products on any systems other than the specified hardware platform for such Netscape Products; or Oracle's use of defective media or defective duplication of the Netscape Products.

9.4   Exclusive Remedy

      If Oracle finds what it believes to be errors or a failure of the Netscape Products to meet functional specifications set forth in the Documentation in effect when the Netscape Products are shipped to Oracle, and provides Netscape with a written report during the Warranty Period, Netscape will use reasonable efforts to correct promptly, at no charge to Oracle, any such errors or failures. This is Oracle's sole and exclusive remedy for any express or implied warranties hereunder.

9.5   Warranty of Authority

      Each party hereby warrants that such party has the authority to enter into and be bound by the terms of this Agreement.

10.   Indemnification

      10.1 Netscape shall defend and indemnify Oracle against, or settle at Netscape's option, any action brought against Oracle to the extent it is based on a claim that reproduction or distribution by Oracle of the Netscape portion of the Netscape Products furnished hereunder within the scope of a license granted hereunder directly infringes any valid patent issued as of the Effective Date, copyright, trademark or trade secret. Pursuant to the preceding sentence, Netscape will pay resulting costs, damages and legal fees finally awarded against Oracle in such action which are attributable to such claim provided that Oracle (a) promptly (within twenty (20) days) notifies Netscape in writing of any such action and Netscape has sole control of the defense and all related settlement negotiations, and (b) cooperates with Netscape, at Netscape's expense, in defending or settling such action.

      10.2 Should a Netscape Product become, or be likely to become in Netscape's opinion, the subject of infringement of such patent, copyright, trademark or trade secret, Netscape may (i) procure for Oracle the right to continue using the same or (ii) replace or modify it to make it non-infringing, or if neither (i) nor (ii) is commercially practicable, (iii) terminate the license for the infringing Netscape Product and refund the license fees paid for those Netscape Product. Netscape shall have no obligation or liability for any claim based upon: (a) use of other than the then current, unaltered version of the Netscape Product, unless the infringing portion is also in the then current, unaltered release, provided Netscape furnishes Oracle with a non-infringing version upon Netscape's becoming aware of an infringing version; (b) use, operation or combination of Netscape Products with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (c) Oracle's or its agent's activities after Netscape has notified Oracle that Netscape believes such activities may result in such infringement; (d) compliance with Oracle's designs, specifications or instructions if such infringement would have been avoided but for such compliance; (e) any modifications or marking of the Netscape Products not specifically authorized in writing by Netscape; or (f) Oracle's use of any trademarks other than the Netscape trademarks pursuant to
Section 6. With respect to third party software provided with the Netscape Products, Netscape shall indemnify Oracle pursuant to Subsections 10.1 and 10.2 herein to the same extent Netscape is indemnified by such third party provided of the software. The foregoing states the entire liability of Netscape and the exclusive remedy of Oracle with respect to infringement of any intellectual property rights, whether under theory of warranty, indemnity or otherwise.

      10.3 General Indemnification by Oracle. Oracle agrees to indemnify, hold harmless and, at Netscape's request, defend Netscape and its suppliers from and against any and all claims, liabilities, losses damages expenses and costs (including reasonable attorneys' fees and costs) arising out of, in connection with or relating to (i) Oracle's failure to include in each End User License Agreement the contractual terms required to be included therein pursuant to
Section 3.3.3 or any breach thereof by End User, or (ii) any use by Oracle or its Distributions or End Users of any product not provided by Netscape hereunder in combination or bundled with the Netscape Products if such claim or damage would have been avoided but for such use in combination or bundling, or (iii) any defective duplication of or the use of defective media in the duplication of Netscape Products, or (iv) Oracle's failure to include in each Distributor License Agreement the contractual terms required to be included therein pursuant to Section 3.3.2 or any breach thereof by Distributor.

11.  Limitation of Liability

      11.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      11.2 IN NO EVENT WILL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR (a) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY ORACLE, ANY AGENT OF ORACLE OR DISTRIBUTOR; (b) FAILURE OF THE NETSCAPE PRODUCTS TO PERFORM AS SPECIFIED HEREIN EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (c) FAILURE OF THE NETSCAPE PRODUCTS TO PROVIDE SECURITY; OR (d) ANY USE OF THE NETSCAPE PRODUCTS OR THE DOCUMENTATION OR THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE NETSCAPE PRODUCTS OR THE DOCUMENTATION. THE REMEDIES PROVIDED HEREIN ARE ORACLE'S SOLE AND EXCLUSIVE REMEDIES.

      11.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY AND EXCEPT FOR A BREACH OF SECTIONS 8, NETSCAPE'S ENTIRE LIABILITY TO ORACLE FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY NETSCAPE FROM ORACLE UNDER THIS AGREEMENT FOR THE NETSCAPE PRODUCT GIVING RISE TO SUCH CLAIM.

      11.4 THE PROVISIONS OF THIS SECTION 11 ALLOCATE THE RISKS UNDER THIS AGREEMENT BETWEEN NETSCAPE AND ORACLE. NETSCAPE'S PRICING REFLECTS THIS ALLOCATION OF RISK AND THE LIMITATION OF LIABILITY SPECIFIED HEREIN.

12.   Term of Agreement

      Unless sooner terminated under the provisions of Section 13, or otherwise rightfully terminated, this Agreement shall remain in effect for (a) a period of two (2) years from the date of production release/FCS (First Customer Ship) of an Intel-based version of an Oracle Network Computer or (b) thirty-six (36) months after the Effective Date, whichever is earlier ("Initial Term"). No later than twelve (12) months prior to the expiration of the Initial Term (the "Renewal Date"), the parties shall negotiate and execute an extension of this Agreement for an agreed upon term ("the Subsequent Term"); if the parties do not so execute an extension for a Subsequent Term, this Agreement shall terminate as of the end of the Initial Term.

13.   DEFAULT AND TERMINATION

13.1  Termination for Default

      If either party defaults in any of its obligations under this Agreement, the non-defaulting party, at its option shall have the right to terminate this Agreement by written notice unless, within thirty (30) calendar days after written notice of such default, the defaulting party remedies the default, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) calendar days, the defaulting party institutes within the thirty (30) calendar days steps necessary to remedy the default and thereafter diligently prosecutes the same to completion. In the event Oracle breaches Sections 2.1.1, 2.1.2, 6, 7.2 and/or 8 of this Agreement, Netscape may immediately terminate this Agreement. In the event Netscape breaches Section 8.1 of this Agreement, Oracle may immediately terminate this Agreement.

13.2  Bankruptcy

Either party shall have the right to terminate this Agreement if the other party ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within ninety (90) calendar days, or makes an assignment for the benefit of its creditors.

13.3  Effect on Rights

      13.3.1 Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

      13.3.2 Except as specified in Sections 13.4 and 13.5 below, upon termination or expiration of this Agreement, all licenses for Netscape Products and Documentation granted under this Agreement shall terminate.

      13.3.3 Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity, including without limitation rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

13.4  Effect of Termination

      Within thirty (30) calendar days after termination of this Agreement, Oracle shall either deliver to Netscape or destroy all copies of the Netscape Products and Documentation (except as provided in Section 13.5) and any other materials provided by Netscape to Oracle hereunder in its possession or under its control, and shall furnish to Netscape an affidavit signed by an authorized signatory of Oracle certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. Notwithstanding the foregoing, and provided Oracle fulfills its obligations specified in this Agreement with respect to such items, Oracle may continue to use and retain copies of the Netscape Products and Documentation to the extent, but only to the extent, necessary to support and maintain Netscape Products rightfully distributed to End Users by Oracle prior to termination of this Agreement. Without limiting the generality of the foregoing, and provided that Oracle has not breached Sections 2.1.1, 2.1.2, 6, 7.2 or 8: (i) for six (6) months following any termination or expiration, Oracle may sublicense and distribute in accordance with the terms of this Agreement any inventory of the Netscape Product, including work in process, on hand or in the manufacturing process at the time of such termination or expiration; (ii) Oracle may continue to exercise the rights and licenses granted hereunder until six (6) months after termination or expiration to fill any orders received by Oracle or its Distributors from End Users or potential End Users prior to the effective date of termination or expiration; and (iii) subject to payment of the fees set forth in Section 3 of Exhibit B, Oracle may continue to exercise the rights and licenses granted hereunder as necessary to provide maintenance and technical support for End Users under support agreements as of the date of any termination or expiration. In the event that Oracle has breached Sections 2.1.1, 2.1.2, 6, 7.2 or 8, then Oracle's rights under this Agreement with respect to the Netscape Products shall immediately terminate. Notwithstanding any of the foregoing, Oracle shall still have the right following expiration of the Agreement or termination of the Agreement for any cause to sublicense, provided in accordance with the terms of this Agreement, any remaining inventory of the one million (1,000,000) copies of the Netscape Products for which Oracle has prepaid Netscape.

13.5  Continuing Obligations

      13.5.1 Payment of Accrued Fees. Within sixty (60) calendar days of termination of this Agreement, Oracle shall, pay to Netscape all sums then due and owing. Any other such sums shall subsequently be promptly paid as they become due and owing.

      13.5.2 Continuance of Sublicenses. Notwithstanding the termination of this Agreement, all End User sublicenses which have been properly granted by Oracle and Distributors pursuant to this Agreement prior to its termination shall survive; provided, however, that Oracle shall immediately terminate and shall require Distributors to immediately terminate an End User sublicense upon the failure of the End User to cure a breach of or default under the End User License Agreement within forty-five (45) days after written notification to the End User by Oracle or to Oracle by Netscape of End User's failure to comply with its duties and obligations under the applicable sections of the End User License Agreement that are required to be included therein pursuant to this Agreement.

      13.5.3 Other Continuing Obligations. The respective rights and obligations of Netscape and Oracle under the provisions of Sections 2.1, 2, 2.2, 3, 3.1, 3.4, 4, 6, 7, 8, 9.2, 9.3, 9.4, 9.5,
              10, 11, 13.3, 13.4, 13.5 and 14 shall survive any termination of this Agreement.

14.   General Provisions

14.1  Notices

      Any notice, request, demand, or other communication required or permitted hereunder shall be in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or (b) five (5) business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or two (2) business days after being sent via private industry courier to the respective parties at the addresses set forth herein or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Section 14.1. Notices to Netscape and Oracle shall be attention to: Legal Department.

14.2  Waiver and Amendment

      The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of Netscape and Oracle.

14.3  Assignment

      This Agreement and the licenses granted hereunder are to a specific legal entity or legal person, and are not assignable by Oracle, nor are the obligations imposed on Oracle delegable. Any attempt to sublicense (except as expressly permitted herein) assign or transfer any of the rights, duties or obligations under this Agreement in derogation hereof shall be null and void.

14.4  Governing Law

      This Agreement is entered into in the State of California, U.S.A., and this Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

14.5  Relationship of the Parties

      No agency, partnership, joint venture, or employment is created as a result of this Agreement and neither Oracle nor its agents have any authority of any kind to bind Netscape in any respect whatsoever.

14.6  Captions and Section Headings

      The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

14.7  Severability

      If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

14.8  Force Majeure

      Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Oracle to Netscape, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

14.9  Entire Agreement

      This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by Oracle, whether formally rejected by Netscape.

14.10 English

      This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

14.11 Source Code Escrow

      14.11.1 Escrow Account. Netscape has placed and agrees to maintain a copy of the source code and related materials ("Source Code") for the Netscape Product, including each Update, in escrow with Data Securities International, Inc. (the "Escrow Agent") pursuant to a Master Technology Escrow Agreement with the Escrow Agent dated September 1, 1995 (the "Escrow Agreement"), and, upon written request by Oracle, to permit Oracle at Oracle's expense to become a beneficiary of such agreement by execution of Exhibit A thereto.

      14.11.2 License. Netscape hereby grants to Oracle a nontransferable, nonexclusive license to use, reproduce and modify the Source Code to support and maintain the Netscape Product and for no other purpose if Netscape is no longer in the business of supporting Netscape Products. Such license shall be effective upon the proper release of the Source Code from the Escrow Agent, in accordance with the terms of the Escrow Agreement. The object code derived from source code modified by Oracle is subject to the same restrictions and obligations as apply to Oracle with respect to the Netscape Product under this Agreement, including but not limited to the payment of license fees. Netscape shall have no obligation to support or maintain any Source Code modified by Oracle.

      14.11.3 Ownership. Netscape shall retain all ownership rights, title and interest in and to the Source Code, including all patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein.

      14.11.4     Confidentiality

                  14.11.4.1 Any Source Code which Oracle receives under this Agreement shall be subject to the confidentiality provisions contained in Section 8; provided, however, that the restrictions set forth in Section 8 shall survive for a period of ten (10) years after the termination of this Agreement with respect to the Source Code.

                  14.11.4.2 Oracle agrees that, in addition to the provisions of Section 8, it will protect the confidentiality of the Source Code using the highest level of security that applies to its own most confidential source code.

                  14.11.4.3 Oracle shall be fully responsible for the conduct of its employees and independent contractors who may in any way breach the provisions of Section 8 and this Section 14.11 as they may relate to the Source Code. Oracle agrees to notify Netscape promptly in the event of any breach of its security under conditions in which it would appear that the trade secrets represented by the Source Code were prejudiced or exposed to loss. Oracle shall, upon request of Netscape, take all other reasonable steps, necessary to recover any compromised trade secrets disclosed to or placed in the possession of Oracle by virtue of this Agreement. The cost of taking such steps shall be borne by Oracle.

                  14.11.4.4 Oracle acknowledges that any breach of any of its obligations with respect to confidentiality or use of Source Code hereunder is likely to cause or threaten irreparable harm to Netscape and, accordingly, Oracle agrees that in such event Netscape shall be entitled to equitable relief to protect its interest therein, including, but not limited to, preliminary and permanent injunctive relief, as well as money damages.

14.12 Source Code Option

      Netscape hereby grants Oracle an option to license the source code version of the next Major Update of the Netscape Navigator 3.0 LAN version (currently named Netscape Navigator 4.0 LAN version), excluding Third Party Code, as defined below (the "Netscape Source"), subject to the following terms (the "Source Option").

      14.12.1 Option Length. The Source Option shall terminate on the 180th day following the date of production release/FCS (First customer Ship) of the object code version of the Netscape Source.

      14.12.2 Exercise Price. The exercise price for the Source Option shall be US $2,000,000 (two million dollars), to be paid to Netscape on the date of exercise.

      14.12.3 Third Party Code. Oracle acknowledges that the Netscape Source may contain source code or object code licensed by Netscape from a third party ("Third Party Code"), and that Netscape does not have the right to sublicense Third Party Code to Oracle. All licenses granted hereto are subject to this limitation of Third Party Code. A list of Third Party Code in the Netscape Source as of September 1996 is set forth in Exhibit G. Oracle acknowledges that it shall be

                  Oracle's responsibility to obtain licenses to Third Party Code. If Oracle exercises the Source Option, Netscape will make an introductory phone call to the vendor of the Third Party Code requesting a waiver permitting Netscape to deliver such Third Party Code to Oracle for the sole purpose of Oracle porting to a platform of any Oracle Preferred Product or non-Intel based Oracle Network Computer not available from Netscape (a "Ported Version"), in exchange for which Oracle will return the Ported Version to the Third Party Code vendor (if such vendor so desires). If a Third Party Code vendor disagrees, Netscape will provide Oracle with a name and contact information at the Third Party Code vendor.

      14.12.4 Effect of Exercise of Source Option. Following Oracle's exercise of and payment for the Source Option:

                  (a) Netscape shall grant Oracle an internal use license to use, reproduce and modify the Netscape Source solely in order to port and improve the integration between the Netscape Source and any Oracle Preferred Product or non-Intel based Oracle Network Computer and not to create any Derivative Work or for any other purpose. The Netscape Source, as modified by Oracle under this
                        Section 14.12.4(a) is referred to below as the ("Modified Source"), and

                  (b) Oracle shall return the Modified Source to Netscape at or prior to commercial release.

                  (c) The rights granted to Oracle to distribute Netscape Products under Section 2 of the Agreement shall apply to the object code version of the Modified Source.

                  (d) Oracle shall ensure that the Modified Source is of a quality comparable to Oracle programs and the Netscape Source. Oracle shall provide the Modified Source to Netscape prior to release of the Modified Source to third parties. Netscape may treat the Modified Source, and the object code versions compiled therefrom, as Netscape treats its own code.

      14.12.5 No Right to Sublicense. Oracle shall not have the right to sublicense or distribute the Netscape Source or the Modified Source.

      14.12.6 Protection of Source Code. The Netscape Source and Modified Source shall be Confidential Information governed by the terms of Section 8 whether or not the Source Code is marked "Confidential" by Netscape, provided however that the restrictions set forth in Section 8 shall survive for a period of ten (10) years after the date of exercise of this Source Option.

      14.12.7 Rights Limited. This Agreement does not grant any right or license to Oracle other than those expressly provided herein, and no other grant or license is to be implied by or inferred from any provision of this Agreement.

14.13 Porting.

      Notwithstanding Section 14.12, upon reasonable written notice to Netscape, Oracle shall have the right at Oracle's expense, to access Netscape's porting facilities under Netscape's standard terms and conditions therefor solely to port to and integrate the Netscape Preferred Product with Oracle Preferred Products or non-Intel based Oracle Network Computers and not to create any Derivative Work or for any other purpose. Netscape Preferred Product will include the beta version thereof which Netscape generally provides porting facilities access to other OEM partners. It is Netscape's policy to make a beta version available to Netscape's OEM partners only when Netscape, in its sole discretion, deems such beta version generally stable enough for distribution to such OEM partners. Examples of Oracle's expenses, calculated based on Netscape's cost, could include computer equipment used for project, software tools and third party software components for project, support from Netscape engineering and documentation writers for project, customized quality assurance test scripts, cost for space and any ongoing Netscape support for this project.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by duly authorized representatives of the parties effective as of the Effective Date.

      NETSCAPE COMMUNICATIONS                   ORACLE CORPORATION
          CORPORATION


By: /s/ Peter L.S. Currie              By: /s/ Karen White
    -----------------------------          ------------------------------
            Signature                              Signature


Name: Peter L.S. Currie                Name: Karen White
      ---------------------------            ----------------------------
            Print or Type                          Print or Type

Title: SVP & CFO                       Title: SVP
       --------------------------             ---------------------------

Date: October 17, 1996                 Date: October 17, 1996
      ---------------------------            ----------------------------

Address: 501 E. Middlefield Road
         Mountain View, CA 94043

Exhibits:

Exhibit A - Description of Netscape Products
Exhibit B - Pricing, Payment Schedules and Deliverables
Exhibit C - Netscape's End User License Agreements
Exhibit D - OEM Maintenance and Support
Exhibit E-1 - Oracle Preferred Products
Exhibit E-2 - Oracle Non-Preferred Products
Exhibit F - Netscape Trademark Usage Guidelines
Exhibit G - Third Party Code
Exhibit H - Oracle Subsidiaries

                                    EXHIBIT A

                          NETSCAPE PRODUCT DESCRIPTIONS

Client Products                                               Platforms
-----------------------------------------------------------------------

Netscape Navigator        LAN 3.0*                            Unix, Mac, Windows


* The license for the Netscape Products set forth in this Agreement includes the current and subsequent versions of the above products.

                                    EXHIBIT B

                   PRICING, PAYMENT SCHEDULES AND DELIVERABLES

1. Commitment and Sub-License Fee Prepayment for Netscape Products. During the Initial Term of this Agreement, Oracle commits to purchase and license one-million (1,000,000) copies of the Netscape Product set forth in Section 2 below. Oracle agrees to pay to Netscape a nonrefundable sub-license fee prepayment ("Prepaid License Fees") for the Netscape Products equal to One-Million Dollars ($1,000,000) due and payable within ten (10) days of the Effective Date. After the Prepaid License Fees are fully depleted, License fees for the Netscape Product will be paid in accordance with Section 2 of this Exhibit B and Section 4 of this Agreement.

In addition, Netscape grants Oracle a royalty free License to use 100 copies of Netscape Navigator LAN (object code) solely for internal development purposes and not for redistribution. These 100 copies shall not count towards the 1,000,000 copies in the preceding paragraph.

2. Pricing for Netscape Products. The License fee for each copy of Netscape Product shall be as follows:

Navigator LAN 3.0 Binary*                                   $1.00**

* The license for the Netscape Products set forth in this Agreement includes the current, and subsequent versions of the above products.

Major Updates for the Netscape Products. Major Updates for the Netscape Products shall be supplied to Oracle at the pricing described below. Major Updates must be distributed to End Users who have previously received the Netscape Product from Oracle under this Agreement and request to receive the current version. Oracle shall not distribute the current version of the Netscape Products to such End-User in order to avoid the payment of a Major Update fee.

Major Update Pricing:
      Oracle Non-Network Computer End User Customers        $7.50/copy
      Oracle Network Computer End User Customers            $5.00/copy**

** This pricing shall also apply to non-Intel based Network Computers or Navio-released client products upon production release/FCS, at which time it will automatically be included in Exhibit A.

3. Maintenance and Support. Oracle agrees to pay to Netscape the following annual fee for the maintenance and support described in Exhibit D: One Hundred Fifty Thousand Dollars ($150,000) for one dedicated Netscape person for premium technical support due and payable on the Effective Date and on each anniversary of the Effective Date. Oracle shall have the option, for an additional fee of One Hundred Fifty Thousand Dollars ($150,000) per year, to have a second dedicated Netscape person for premium technical support. Such additional fee shall be paid upon Oracle's exercise of said option.

4. Deliverables. One (1) master reproduction copy of each of the Netscape Product (media) and one (1) copy of the applicable Documentation, in any format generally available from Netscape. When available, Netscape shall provide to Oracle (1) master reproduction copy for Major Updates.

5.    Ship To Address for Deliverables.   Bill To Address for Invoice.
      ---------------------------------   ----------------------------
      (not P.O. address)

         Oracle Corporation                      Oracle Corporation
--------------------------------          ----------------------------------

         500 Oracle Parkway                      500 Oracle Parkway
--------------------------------          ----------------------------------

         Mailstop 659510                         Mailstop 659510
--------------------------------          ----------------------------------

         Redwood City, CA 94065                  Redwood City, CA 94065
--------------------------------          ----------------------------------

                                          Attention: Teresa Chong
--------------------------------                     -----------------------

Attention:  Karen White                   Telephone: 415-506-8779
--------------------------------                     -----------------------

                                          Fax:       415-633-1292
--------------------------------              ------------------------------

Telephone: 415-506-2448                   Email: tchong@us.oracle.com
           ---------------------                 ---------------------------

Email: kwhite@us.oracle.com
       -------------------------

Netscape Sales Rep: Joan Braddi
Telephone Number:   415 937 3727

                   EXHIBIT C-CLIENT PRODUCTS END USER LICENSE

BY CLICKING ON THE "ACCEPT" BUTTON OR OPENING THE PACKAGE, YOU ARE CONSENTING TO BE BOUND BY AND ARE BECOMING A PARTY TO THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, CLICK THE "DO NOT ACCEPT" BUTTON AND THE INSTALLATION PROCESS WILL NOT CONTINUE. (IF APPLICABLE, YOU MAY RETURN THE PRODUCT TO THE PLACE OF PURCHASE FOR A FULL REFUND.)

                       NETSCAPE END USER LICENSE AGREEMENT
                     REDISTRIBUTION OR RENTAL NOT PERMITTED

This Agreement has 3 parts. Part I applies if you have not purchased a license to the accompanying software (the "Software"). Part II applies if you have purchased a license to the Software. Part III applies to all license grants. If you initially acquired a copy of the Software without purchasing a license and you wish to purchase a license, contact Netscape Communications Corporation ("Netscape") on the Internet at http://www.netscape.com. As used in this Agreement, for residents of Europe or Africa, "Netscape" shall refer to Netscape Communications Ireland Limited; for residents of Japan, "Netscape" shall refer to Netscape Communications (Japan), Ltd.; for residents of all other countries, "Netscape" shall refer to Netscape Communications Corporation.

PART I -- TERMS APPLICABLE WHEN LICENSE FEES NOT (YET) PAID

(LIMITED TO EVALUATION, EDUCATIONAL AND NON-PROFIT USE)

LICENSE GRANT. Netscape grants you a non-exclusive license to use the Software free of charge if (a) you are a student, faculty member or staff member of an educational institution (K-12, junior college, college or university, or the international equivalent, or a library), a staff member of a religious organization or an employee of an organization which meets Netscape's criteria for a charitable non-profit organization; or (b) your use of the Software is for the purpose of evaluating whether to purchase an ongoing license to the Software. The evaluation period for use by or on behalf of a commercial entity is limited to ninety (90) days; evaluation use by others is not subject to this ninety (90) day limit. Government agencies (other than public libraries) are not considered educational, religious or charitable non-profit organizations for purposes of this Agreement. If you are using the Software free of charge, you are not entitled to hard-copy documentation, support or telephone assistance. If you fit within the description above, you may use the Software in the manner described in Part III below under "Scope of Grant."

DISCLAIMER OF WARRANTY. Free of charge Software is provided on an "AS IS" basis, without warranty of any kind, including without limitation the warranties that the Software is free of defects, merchantable, fit for a particular purpose or non-infringing. The entire risk as to the quality and performance of the Software is borne by you. Should the Software prove defective in any respect, you and not Netscape or its suppliers assume the entire cost of any service and repair. In addition, the security mechanisms implemented by Netscape software have inherent limitations, and you must determine that the Software sufficiently meets your requirements. This disclaimer of warranty constitutes an essential part of this Agreement. No use of the software without payment of license fees to Netscape is authorized hereunder except under this Disclaimer.

PART II -- TERMS APPLICABLE WHEN LICENSE FEES PAID

LICENSE GRANT. Subject to payment of applicable license fees, Netscape grants to you a non-exclusive license to use the Software and accompanying documentation ("Documentation") in the manner described in Part III below under "Scope of Grant."

LIMITED WARRANTY. Netscape warrants that for a period of ninety (90) days from the date of acquisition, the Software, if operated as directed, will substantially achieve the functionality described in the Documentation. Netscape does not warrant, however, that your use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure. In addition, the security mechanisms implemented by Netscape software have inherent limitations, and you must determine that the Software sufficiently meets your requirements. Netscape also warrants that the media containing the Software, if provided by Netscape, is free from defects in material and workmanship and will so remain for ninety (90) days from the date you acquired the Software. Netscape's sole liability for any breach of this warranty shall be, in Netscape's sole discretion: (i) to replace your defective media or Software; or
(ii) to advise you how to achieve substantially the same functionality with the Software as described in the Documentation through a procedure different from that set forth in the Documentation; or (iii) if the above remedies are impracticable, to refund the license fee you paid for the Software. Repaired, corrected, or replaced Software and Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date (a) of shipment to you of the repaired or replaced Software, or (b) Netscape advised you how to operate the Software so as to achieve the functionality described in the Documentation.

Only if you inform Netscape of your problem with the Software during the applicable warranty period and provide evidence of the date you purchased a license to the Software will Netscape be obligated to honor this warranty. Netscape will use reasonable commercial effort to repair, replace, advise or, for individual consumers, refund pursuant to the foregoing warranty within thirty (30) days of being so notified.

If any modifications are made to the Software by you during the warranty period; if the media is subjected to accident, abuse, or improper use; or if you violate the terms of this Agreement, then this warranty shall immediately terminate. Moreover, this warranty shall not apply if the Software is used on or in conjunction with hardware or software other than the unmodified version of hardware and software with which the Software was designed to be used as described in the Documentation.

THIS IS A LIMITED WARRANTY, AND IT IS THE ONLY WARRANTY MADE BY NETSCAPE OR ITS SUPPLIERS. NETSCAPE MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF NONINFRINGEMENT OF THIRD PARTIES' RIGHTS. YOU MAY HAVE OTHER STATUTORY RIGHTS. HOWEVER, TO THE FULL EXTENT PERMITTED BY LAW, THE DURATION OF STATUTORILY REQUIRED WARRANTIES IF ANY, INCLUDING WITHOUT LIMITATION THE WARRANTIES THAT THE SOFTWARE IS FREE OF DEFECTS, MERCHANTABLE, AND FIT FOR A PARTICULAR PURPOSE, SHALL BE LIMITED TO THE ABOVE LIMITED WARRANTY PERIOD. MOREOVER, IN NO EVENT WILL WARRANTIES PROVIDED BY LAW, IF ANY, APPLY UNLESS THEY ARE REQUIRED TO APPLY BY STATUTE NOTWITHSTANDING THEIR EXCLUSION BY CONTRACT. NO NETSCAPE DEALER, AGENT, OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS LIMITED WARRANTY.

PART III -- TERMS APPLICABLE TO ALL LICENSE GRANTS

SCOPE OF LICENSE GRANT.

You may:

      o     use the Software on any single computer;

      o use the Software on a network, provided that each person accessing the Software through the network must have a copy licensed to that person;

      o use the Software on a second computer so long as only one copy is used at a time;

      o copy the Software for archival purposes, provided any copy must contain all of the original Software's proprietary notices; or

      o if you have purchased licenses for a 10 Pack or a 50 Pack, make up to 10 or 50 copies, respectively, of the Software (but not the Documentation), or, if you have purchased licenses for multiple copies of the Software, make the number of copies of Software (but not the Documentation) which the packing slip or invoice states you have paid for, provided any copy must contain all of the original Software's proprietary notices. The number of copies on the invoice is the total number of copies that may be made for all platforms. Additional copies of Documentation may be purchased from Netscape.

You may not:

      o permit other individuals to use the Software except under the terms listed above;

      o     permit concurrent use of the Software;

      o modify, translate, reverse engineer, decompile, disassemble (except and solely to the extent an applicable statute expressly and specifically prohibits such restrictions), or create derivative works based on the Software;

      o     copy the Software other than as specified above;

      o rent, lease, grant a security interest in, or otherwise transfer rights to the Software; or

      o     remove any proprietary notices or labels on the Software.

TITLE. Title, ownership rights, and intellectual property rights in the Software shall remain in Netscape and/or its suppliers. The Software is protected by copyright and other intellectual property laws and by international treaties. Title and related rights in the content accessed through the Software is the property of the applicable content owner and is protected by applicable law. The license granted under this Agreement gives you no rights to such content.

TERMINATION. This Agreement and the license granted hereunder will terminate automatically if you fail to comply with the limitations described herein. Upon termination, you must destroy all copies of the Software and Documentation.

EXPORT CONTROLS. None of the Software or underlying information or technology may be downloaded or otherwise exported or reexported (i) into (or to a national or resident of) Cuba, Iraq, Libya, Sudan, North Korea, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Software, you are agreeing to the foregoing and you are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

In addition, if the licensed Software is identified as a not-for-export product (for example, on the box, media or in the installation process), then, unless you have an exemption from the United

States Department of State, the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE SOFTWARE AND ANY UNDERLYING TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SOFTWARE, YOU ARE AGREEING TO THE FOREGOING AND YOU ARE WARRANTING THAT YOU ARE NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A FOREIGN PERSON.

LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL NETSCAPE OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. IN NO EVENT WILL NETSCAPE BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AMOUNT NETSCAPE RECEIVED FROM YOU FOR A LICENSE TO THE SOFTWARE, EVEN IF NETSCAPE SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM NETSCAPE'S NEGLIGENCE TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS EXCLUSION AND LIMITATION MAY NOT APPLY TO YOU.

HIGH RISK ACTIVITIES. The Software is not fault-tolerant and is not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Software could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Accordingly, Netscape and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities.

MISCELLANEOUS. If the copy of the Software you received was accompanied by a printed or other form of "hard-copy" End User License Agreement whose terms vary from this Agreement, then the hard-copy End User License Agreement governs your use of the Software. This Agreement represents the complete agreement concerning the license granted hereunder and may be amended only by a writing executed by both parties. THE ACCEPTANCE OF ANY PURCHASE ORDER PLACED BY YOU IS EXPRESSLY MADE CONDITIONAL ON YOUR ASSENT TO THE TERMS SET FORTH HEREIN, AND NOT THOSE IN YOUR PURCHASE ORDER. If any provision of this Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by California law (except to the extent applicable law, if any, provides otherwise). The application of the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

U.S. GOVERNMENT END USERS. The Software is a "commercial item," as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Software with only those rights set forth herein.

BY CLICKING ON THE "ACCEPT" BUTTON OR OPENING THE PACKAGE, YOU ARE CONSENTING TO BE BOUND BY THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, CLICK THE "DO NOT ACCEPT" BUTTON AND THE INSTALLATION PROCESS WILL NOT CONTINUE, AND, IF APPLICABLE, RETURN THE PRODUCT TO THE PLACE OF PURCHASE FOR A FULL REFUND.

                                    EXHIBIT D

                           OEM MAINTENANCE AND SUPPORT

      In consideration of the applicable license fee, Netscape will provide to Oracle the maintenance and support services set forth in this Exhibit D during the Initial Term of the Agreement or the term for which Netscape has received payment therefor (the "Support Term"). Notwithstanding anything contained in this Exhibit D to the contrary, Oracle shall not be entitled to provide Updates to any Distributor or End User or use any back-end support received from Netscape to provide front-line support to any Distributor or End User prior to the payment by Oracle to Netscape of the annual maintenance and support fee.

1. Maintenance/Minor Updates. Netscape will provide to Oracle any Minor Updates made generally available by Netscape during the Support Term. Oracle and not Netscape will be responsible for providing Minor Updates to its Distributors and/or End Users. The expenses of any such distribution will be paid by Oracle. Oracle and Netscape will favorably consider electronic or alternative dissemination methods of such Minor Updates to the extent consistent with policies of both companies. Oracle and Netscape agree to discuss monthly support issues and processes.

2. Technical Support. Netscape will provide Oracle with Netscape's backend technical support services as follows:

      (a) Back-end Support. Netscape will provide back-end support to Oracle for Program Errors not resolved by Oracle pursuant to Oracle's support policies and in accordance with subsection (b) below. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. Netscape will provide Oracle with a telephone number and an e-mail address which Oracle may use to report Program Errors during Netscape's local California business hours (5am - 5pm Pacific Standard
Time). For priority 1 failures, Oracle agrees to notify Netscape via both telephone and e-mail. Oracle will identify two (2) members of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with Netscape's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience for Oracle to perform its obligations hereunder. Within one (1) week after the Effective Date, Oracle will designate its liaison(s). Notification will be in writing and/or e-mail to Netscape. Oracle may substitute contacts at any time by providing to Netscape one (1) week's prior written and/or electronic notice thereof.

Netscape will make reasonable efforts to correct significant Program Errors that Oracle identifies, classifies and reports to Netscape and that Netscape substantiates. Netscape may reclassify Program Errors if it reasonably believes that Oracle's classification is incorrect. Oracle will provide sufficient information to enable Netscape to duplicate the Program Error before Netscape's response obligations will commence. Netscape will not be required to correct any Program Error caused by (a) Oracle's in corporation or attachment of a feature, program, or device to the Netscape Product, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Netscape Product; (c) the failure to provide a suitable installation environment; (d) use of the Netscape Product for other than the specific purpose for which the Netscape Product was designed; (e) use of the Netscape Product on any systems other than the specified hardware platform for such Netscape Product; (f) Oracle's use of defective media or defective duplication of the Netscape Product; or (g) Oracle's failure to incorporate any Maintenance Release or Update previously released by Netscape which corrects such Program Error.

Provided Program Error reports are received by Netscape during Netscape's local California business hours (5am - 5pm Pacific Standard Time), Netscape will use its best commercial efforts to communicate with Oracle about the Program Error via telephone or e-mail within the following targeted response times:

For Standard Technical Support:

-------------------------------------------------------------------------------------------------------
                                                   Initial              Action            Target Fix of
Priority      Failure Description               Response Time        Plan Within           Workaround
-------------------------------------------------------------------------------------------------------
    1    Fatal (system down or unusable)        4 working hours    10 working hours      5 working days
-------------------------------------------------------------------------------------------------------
    2    Severe Impact (functionality           4 working hours    12 working hours      10 working days
         disabled): errors which result in a
         lack of application functionality or
         cause intermittent system failure
-------------------------------------------------------------------------------------------------------
    3    Degraded Operations: errors            6 working hours    36 working hours      15 working days
         causing malfunction of non-critical
         functions
-------------------------------------------------------------------------------------------------------
    4    Minimal Impact: attributes and/or      12 working hours   10 working days       Next release
         options to utility programs do not
         operate as stated
-------------------------------------------------------------------------------------------------------
    5    Enhancement Request                    12 working hours   15 working days       Next release
-------------------------------------------------------------------------------------------------------

For Premium Technical Support: Netscape will also provide Oracle with an emergency telephone pager number which Oracle may use to report only Priority I Program Errors twenty four (24) hours a day, seven (7) days a week.

-------------------------------------------------------------------------------------------------------
                                                   Initial              Action            Target Fix of
Priority      Failure Description               Response Time        Plan Within           Workaround
-------------------------------------------------------------------------------------------------------
    1    Fatal (system down or unusable)        2 working hours    6 working hours       5 working days
-------------------------------------------------------------------------------------------------------
    2    Severe Impact (functionality           2 working hours    10 working hours      10 working days
         disabled): errors which result in a
         lack of application functionality or
         cause intermittent system failure
-------------------------------------------------------------------------------------------------------
    3    Degraded Operations: errors            4 working hours    12 working hour       15 working days
         causing malfunction of non-critical
         functions
-------------------------------------------------------------------------------------------------------
    4    Minimal Impact: attributes             8 working hours    8 working days        Next release
         and/or options to utility programs
         do not operate as stated
-------------------------------------------------------------------------------------------------------
    5    Enhancement Request                    8 working hours    8 working days        Next release
-------------------------------------------------------------------------------------------------------

Netscape will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch, or a specific action plan for how Netscape will address the problem and an estimate of how long it will take to rectify the defect. Netscape reserves the right to charge Oracle additional fees at its then-standard rates for support services performed in connection with customized Netscape Product or reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with (i) Program Errors resulting from hardware or software not supplied by Netscape; or (ii) which occur in the Netscape Product release which is not the then-current release. Netscape agrees to support in accordance with this Exhibit D a given revision of the Product for the shorter of (i) twelve (12) months from the date such revision is superseded by the next sequential Minor and/or Major Update; or
(ii) until such revision is superseded by two (2) sequential Minor and/or Major Updates. (For example, Netscape will support version 2. i for the shorter of twelve (12) months from the date version 2.2 or 3.0 (if 3.0 is the next sequential release), is released by Netscape, or until version 2.1 is superseded by two (2) sequential releases (2.2 and 2.3 or 2.2 and 3.0, as the case may be.)

(b) Front-line Support. Oracle, and not Netscape, will provide front-line, or first and second level, technical support to its Distributors or End Users. Such support includes call receipt, call screening, installation assistance, problem identification and diagnosis, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any Maintenance Releases or Updates. Oracle agrees that any documentation distributed by Oracle will clearly and conspicuously state that Distributors and End Users should call Oracle for technical support for the Netscape Product. Netscape will have no obligation to furnish any assistance, information or documentation with respect to the Netscape Product, to any End User. If Netscape customer support representatives are being contacted by a significant number of Oracle's Distributors and/or End Users then, upon Netscape's request, Oracle and Netscape will cooperate to minimize such contract. In the event that Netscape is able to identify any End User obtaining front-line support from Netscape as a customer of Oracle, Oracle hereby agrees to pay to Netscape Netscape's then current charges for such support.

                                   EXHIBIT E-1

                            ORACLE PREFERRED PRODUCTS

Intel based version of Oracle Network Computer
Oracle InterOffice

                                   EXHIBIT E-2

                          ORACLE NON-PREFERRED PRODUCTS

Acorn based version of Oracle Network Computer Other non-Intel based versions of Oracle Network Computers Oracle programs on the Oracle price list not listed in Exhibits E-1 and E-2

                                    EXHIBIT F

                       NETSCAPE TRADEMARK USAGE GUIDELINES

                           Trademark Usage Guidelines

General Terms and Conditions

You must comply with the following guidelines in order to avoid any breach of the terms and conditions under which you have been authorized or licensed to use Netscape's logos, service marks, trademarks, and/or registered trademarks:

o All logos, service marks, trademarks, and/or registered trademarks under which Netscape markets or promotes its various products are, and shall remain, the exclusive property of Netscape Communications Corporation or its subsidiaries.

o Advertising for Netscape, its products, or its programs must not be in violation of any United States federal or state laws, municipal ordinances or administrative agency regulations, or the laws, rules and regulations of any other country.

o Advertising for Netscape, its products, or its programs must not be misleading in price, product features or specifications.

Netscape may modify these guidelines from time to time and you will be bound to comply with the material contained in the updated guidelines immediately upon receipt of the new guidelines.

Trademark Guidelines

o Trademarks must be used as art adjective to identify products from Netscape. Trademarks must not be used as a noun or verb. Trademarks must never appear in plural or possessive form.

      Examples:

      Incorrect

      o     The Netscape Navigator provides access to Internet.
      o     The Netscape Navigator's code is proprietary.
      o     The Netscape Navigators are popular.

      Correct

      o     The Netscape Navigator(TM) software provides access to Internet.
      o     The Netscape Navigator(TM) software's code is proprietary.
      o     The Netscape Navigator(TM) software programs are popular.

o After first use of trademark as an adjective, and if needed for ease of writing, you may alternate use of the trademark between an adjective and a noun.

o The first mention of a Netscape trademark in the body of printed material must include proper notice of trademark ownership, i.e., (R), (TM) or
      (SM). If the first mention is in a headline, the symbols do not have to appear at that mention provided there is text (on the same page/screen) following the headline or title where the notice does appear.

o Advertising and all other printed materials must include credit lines for Netscape products. If more than one Netscape trademark/servicemark or registered trademark/servicemark is used, all may be incorporated into one sentence. A sample credit line that meets these criteria is: The following are worldwide trademarks of Netscape Communications Corporation or its subsidiaries, registered in the United States as indicated by "(R)," and in numerous other countries worldwide: Netscape(TM); Netscape Navigator(TM); Netscape iStore(TM).

o When listing the names and/or logos of other trademark owners, you must acknowledge their trademark(s) with the following: All other names indicated by (R) or (TM) are registered trademarks or trademarks of their respective owners. If space permits, a more detailed credit should appear, e.g., RSA Digital Signature is a trademark of RSA Data Security, Inc.

The following chart is a list of Netscape trademarks, which may be used only to identify the products of Netscape Communications Corporation or its subsidiaries. Use of the "(R)" in the chart indicates registration in the United States of America for the related mark. Use of the "(TM)" symbol is appropriate for any Netscape marks outside the United States of America; however, registration has been secured for many of the marks in other countries, and further registrations will have been secured since this printing. Information available from your local office of Netscape Communications Corporation will control the proper usage of a registration symbol for the local jurisdiction. Use of the trademark symbols may differ from country to country.

--------------------------------------------------------------------------------
                                                           Descriptive Copy/
                 Trademark                              Special Considerations
--------------------------------------------------------------------------------
  The Netscape communications Corporation Logo     (see Corporate Signature Kit)
--------------------------------------------------------------------------------
                 Netscape                                        TM
--------------------------------------------------------------------------------
                  Netsite                                        TM
--------------------------------------------------------------------------------
                  Mozilla                                        TM
--------------------------------------------------------------------------------
            Netscape Navigator                                   TM
--------------------------------------------------------------------------------
      Netscape Internet Applications                             TM
--------------------------------------------------------------------------------
      Netscape Communications Server                             TM
--------------------------------------------------------------------------------
         Netscape Commerce Server                                TM
--------------------------------------------------------------------------------
           Netscape News Server                                  TM
--------------------------------------------------------------------------------
           Netscape Proxy Server                                 TM
--------------------------------------------------------------------------------
         Netscape Merchant System                                TM
--------------------------------------------------------------------------------
         Netscape Community System                               TM
--------------------------------------------------------------------------------
        Netscape Publishing System                               TM
--------------------------------------------------------------------------------
              Netscape iStore                                    TM
--------------------------------------------------------------------------------
              Secure Courier                                     TM
--------------------------------------------------------------------------------

                         Netscape Navigator(TM) Included
                       Logo and Trademark Usage Guidelines
     [LOGO]

N E T S C A P E

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

1.    Qualification

            The Netscape Navigator Included logo may only be used by licensed third parties (OEM's) to indicate that Netscape Navigator(TM) software is included in an OEM's branded product. The usage of the logo must comply with all of these guidelines. No use of the logo should imply Netscape Communications either warrants or supports the OEM branded product.

[GRAPHIC OMITTED]

2.    Required Usage of the "Netscape Navigator(TM) Included" logo

      A.    In product packaging

            Placement: The logo must appear on the front of the product package. The logo may appear on the spine and/or back of the product package. The logo must be placed on a high contrast background and must stand-alone in making a commercial impression. The logo must not touch or overlap any other logo on the packaging.

            Size: The N-graphic portion of Netscape Navigator Included logo must be at least 3/4" on each side. Always size the logo proportionally based on the size of the N-graphic.

            For CD-ROMs and CD-ROM jewel case size packaging, the minimum size of the N-graphic portion of Netscape Navigator Included logo must be at least 1/2" on each side.

            The logo may be no larger than the OEM brand or product name or logo on the package. The N-graphic portion of the logo may never exceed
            1 1/2" on each side.

[GRAPHIC OMITTED]

      B.    In print, online, and broadcast advertising and direct mail:

            Placement: The logo must be on a high contrast background and stand-alone in making a commercial impression. The logo must not touch or overlap any other logo on the advertisement. In print advertising and direct mail, the logo must appear in every viewing plane (i.e. page, spread or gatefold) of the ad. In broadcast advertising, the logo must be on screen for at least 5 seconds and totally within the title-safe screen area.

            Size: For all print applications, the N-graphic portion of Netscape Navigator Included logo must be at least 3/4". The logo may be no larger than the OEM brand or product name or logo in the printed material. In addition, the graphic portion of the logo may never exceed 1/2" on each side.

            For all broadcast applications, the logo must be a minimum of 15% of the title safe area. The logo may be no larger than the OEM brand or product name or logo in the broadcast advertisement.

            For all online advertising, the N-graphic portion of Netscape Navigator Included logo must be at least 30 pixels on each side and must link to the Netscape site at this URL: "www.netscape.com"

[GRAPHIC OMITTED]

3.    Optional usage: In product brochures and other collateral:

            Placement: The logo must be displayed on the first page of all brochures and on the cover of all manuals and bound collateral. The logo must be on a high contrast background and stand-alone in making a commercial impression.

            Size: the N-graphic portion of Netscape Navigator Included logo must be at least 3/4". The logo may be no larger than the OEM brand or product name or logo. In addition, the N-graphic portion of the logo may never exceed 1 1/2" on each side. The logo may be no larger than the OEM brand or product name or logo in the collateral.

4.    Altering of the logo

            The logo may only be reproduced directly from the diskette, provided by Netscape in this kit. It may not be altered in color, shape, font, proportion or in any other manner. The logo may be increased in size, but only in whole and in proportion to the original.

5.    Trademark Credit

            In all usage the Netscape Navigator Included logo should always be identified as a trademark of Netscape Communications Corporation with the following credit line: Netscape Navigator and the Netscape Navigator Included logo are trademarks of Netscape Communications.

6.    Standards and quality: The Netscape Navigator Included logo must be displayed in a positive manner. The logo may not depict Netscape in any negative way.

--------------------------------------------------------------------------------

Netscape Navigator(TM) Name Usage Guidelines

      These guidelines apply to printed collateral, advertising, point of sale material, retail packaging, all on-line communications, icons and all other media.

            The OEM must always represent the product as "including", "containing" or "with" Netscape Navigator software.

            The OEM must brand the product as their own. The words "Netscape" or "Netscape Navigator" may NOT appear in the product or brand name.

                  Examples of correct usage:

                        XYZ Online Kit containing Netscape Navigator(TM) Internet client.
                        ABC Internet Suite with Netscape Navigator(TM) software, Snailmail e-mail and MyStack software
                        123 Company's Family Internet Fun-pak. Netscape Navigator Internet client included.

                  Examples of Incorrect Usage:

                        XYZ Netscape Browse
                        The Netscape Navigator from ABC company
                        123 Internet Navigator
                        ABC Netscape Navigator

            The words "Netscape Navigator" should always be used together to represent the Internet client product supplied by Netscape. Never use the term, Netscape, Mozilla or Mosaic to refer to the Netscape Navigator product.

            The Netscape Navigator name should always be used as a adjective followed by an appropriate noun. Appropriate nouns are: Internet client and software. Browser is NOT an appropriate noun. Never use Netscape or Netscape Navigator as a verb or noun.

                  Examples of correct usage:

                        "...includes the Netscape Navigator(TM) Internet client."
                        "...with Netscape Navigator(TM) software, you can view..."

            Examples of Incorrect Usage

                        "includes the Netscape browser..."
                        "with Navigator, you can view..."
                        "includes Netscape's Mosaic-like Navigator..." "Just use Netscape to view this..."
                        "You can Netscape from your home PC..."

Font Size: In all media, the size of the font of the words Netscape Navigator should be no larger than the font of the brand or product name of the OEM product.

Support: The OEM may NOT indicate in any way that the product is supported or warranted directly by Netscape Communications Corporation.

Trademark Credit: Netscape Navigator software should always be identified as a trademark of Netscape Communications Corporation with the following credit line:
Netscape Navigator is a trademark of Netscape Communications.

Standards and quality: The Netscape Navigator name must be used in a positive manner. The name may not depict Netscape in any negative way.

                                     [LOGO]

                                 N E T S C A P E

                                      ------------

                                      Netscape
                                      Communications
                                      Corporation

                                      Corporate
                                      Signature
                                      Kit

                                      ------------

                                                       o Netscape Communications
                                                         Corporate Signature Kit


                            [Netscape Signature Kit]

                                                       o Netscape Communications
                                                         Corporate Signature Kit


                            [Netscape Signature Kit]

                                                       o Netscape Communications
                                                         Corporate Signature Kit


                            [Netscape Signature Kit]

                                                       o Netscape Communications
                                                         Corporate Signature Kit


                            [Netscape Signature Kit]

                                                       o Netscape Communications
                                                         Corporate Signature Kit


                            [Netscape Signature Kit]

                                    EXHIBIT G

                                THIRD PARTY CODE

Sun Java
RSA
Pointcast PCN
Jpeg Library
GIF Decoder
Berkeley DBM
MS-URL.DLL
SmartHeap
Apple QuickTime Plug-In
Digital Alchemy (MDES) (Macintosh)
Precept Software

                                    EXHIBIT H

                               ORACLE SUBSIDIARIES

                                    EXHIBIT H

ORACLE SUBSIDIARIES:                                      AS OF JULY, 1996

Oracle Corporation
Oracle Real Estate Corp.
Oracle Taiwan Inc.
Falcon Systems Inc.
OmniScience Object Technology, Inc,.
Oracle Systems Shelf Corporation
Oracle Belgium N.V.
Oracle Finland OY
Oracle Corporation Svenska AB
Oracle Deutschland GmbH
Oracle Datenbanksysteme Ges.m.b.H.
Oracle Iberica S.A.
Oracle Portugal - Sistemas de Informacao Lda
Relational Software Limited
Oracle Europe Manufacturing Holdings Limited
Oracle Corporation Canada Inc.
La Societa D'lnformatique Oracle du Quebec Inc.
Oracle do Brasil Sistemas Limitda
Centro de Capacitacion per Sistems Oracles Ltd.
Oracle de - Centroamerica, S.A.
Sistemas Oracle de Venezuela, C.A.
Oracle Corporation Japan
Oracle System (Australia) Pty. Ltd.
Beijing Oracle Systems Corp.
Oracle Systems (Korea) Ltd.
Oracle Malaysia - Sumiputra
Oracle Systems (Philippines) Inc.
Oracle Systems South East Asia (Singapore) Pte. Ltd.
Oracle Systems (Thailand) Company Limited
Oracle Systems Integration Limited
Oracle Systems Limited
Oracle Bilgisayar Sistemleri Limited Sirketi
Oracle Software India Private Ltd.
Oracle Piolska (Poland), Sp.z.o.o.
Oracle Czech s.r.o,
Oracle Hungary Kft.
Oracle Italia SpA
Sistemas Oracle del Peru
Oracle Slovenia
Oracle Credit Corp.
Oracle China Inc,
Oracle Complex Systems Corp.
Oracle Corporation - FSC
RSIB, Inc.
Oracle Nederland B.V.
Oracle Danmark ApS
Oracle Norge A/S
Oracle France S.A.
Oracle Software (Switzerland) Ltd.
Oracle Hellas S.A.
Oracle Software d.o.o.
Oracle Corporation UK Limited.
Oracle RDBMS Ireland
Oracle Europe Manufacturing Limited
Oracle Complex Systems Canada Inc.
Oracle Argentina S.A.
Sistemas Oracle de Chile S.A.
Oracle Columbia Limitada
Oracle de Mexico, S.A. de C.V.
Oracle Caribbean
Oracle Japan Holding, Inc.
Oracle Systems China Limited
Oracle Systems Hong Kong Limited
Oracle Systems Malaysia Sdn. Bhd.
Oracle New Zealand, Ltd.